Exhibit 99.7

AGAPE ATP CORPORATION Announces Closing of $6.6 Million Public Offering and Uplisting to Nasdaq

KUALA LUMPUR, MALAYSIA / ACCESSWIRE / October 13, 2023 / AGAPE ATP CORPORATION - AGAPE ATP CORPORATION (NASDAQ: ATPC) (“AGAPE ATP” or the “Company”), an international health and wellness service company, today announced the closing of its previously announced underwritten public offering (“Offering”) of 1,650,000 shares of common stock, at a public offering price of $4 per share. The ordinary shares began trading on the Nasdaq Capital Market on October 11, 2023 under the ticker symbol “ATPC.”

The Company received aggregate gross proceeds of US$6.6 million from the Offering, before deducting underwriting discounts and other related expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 247,500 ordinary shares at the public offering price, less underwriting discounts.

Proceeds from the Offering will be used for research and development (“R&D”) and technological development, expanding operations into other markets, future vertical and horizontal integrations, strengthening sales and marketing of the Company’s products, and working capital and general corporate purposes.

Network 1 Financial Securities, Inc. acted as the sole book-running manager for the Offering. Loeb & Loeb LLP acted as U.S. counsel to AGAPE ATP, and Hunter Taubman Fischer & Li LLC acted as U.S. counsel to the underwriter with respect to the Offering.

The Offering was conducted pursuant to the Company’s registration statement on Form S-1, as amended (Registration No. 333-239951) that was previously filed with U.S. Securities and Exchange Commission (“SEC”), and declared effective on September 29, 2023. A final prospectus relating to the Offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus related to the Offering may be obtained from Network 1 Financial Securities, Inc., 2 Bridge Avenue, Suite 241, Red Bank, New Jersey 07701; Attention Adam Pasholk, email ATPCIPO@netw1.com or by calling +1 (800) 886-7007

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Agape ATP Corporation

AGAPE ATP CORPORATION is a company primarily operating in ASEAN region that supplies wellness products and health solution advisory services, including supplements to assist in cell metabolism, detoxification, blood circulation, anti-aging and products designed to improve the overall health system of the human body.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.

Contact

Corporate Affairs & Investor Relations Department

Email: ir@agapeatp.com

Tel: +603-7984 2160